Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

9.0% Second-Priority Springing Lien Notes Due 2021 (the “Old Dollar Notes”)

(CUSIP No. 60877UAU1 - Old Dollar Notes originally issued in reliance on Rule 144A; and

CUSIP No. U60964AG5 - Old Dollar Notes originally issued in reliance on Regulation S)

In Exchange for

New 9.0% Second-Priority Springing Lien Notes Due 2021 (CUSIP No. 60877UAW7)

of

MOMENTIVE PERFORMANCE MATERIALS INC.

Registered holders of outstanding 9.0% Second-Priority Springing Lien Notes Due 2021 (the “Old Dollar Notes”) (CUSIP No. 60877UAU1 (Old Notes originally issued in reliance on Rule 144A); CUSIP No. U60964AG5 (Old Notes originally issued in reliance on Regulation S)) who wish to tender their Old Notes for a like principal amount of new 9.0% Second-Priority Springing Lien Notes Due 2021 (the “Exchange Dollar Notes”) (CUSIP No. 60877UAW7) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) whose Old Dollar Notes are not immediately available or who cannot deliver their Old Dollar Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Old Dollar Notes” in the Prospectus dated , 2011 of Momentive Performance Materials Inc. (the “Prospectus”).

The Dollar Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.:

For Delivery by Overnight Courier or Hand or Certified or Registered Mail:	By Facsimile Transmission (for eligible institutions only):

The Bank of New York Mellon Trust Company, N.A.	(212) 298-1915
c/o The Bank of New York Mellon Corporate Trust Operations, Reorganization Unit 480 Washington Boulevard—27th floor Jersey City, New Jersey 07310 Attention: Mrs. Carolle Montreuil	Attention: Mrs. Carolle Montreuil
To Confirm by Telephone or for Information Call:

(212) 815-5920

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Momentive Performance Materials Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Dollar Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at midnight, New York City time, on             , 2011, unless extended by the Issuer. The term “Expiration Date” shall mean midnight, New York City time, on             , 2011 unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

Date:

Date:
(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number: ( ) -

Name(s):

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Taxpayer Identification or Social Security No.:

Principal Amount of Old Notes Tendered:

Certificate Number(s) of Old Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF OLD DOLLAR NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

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GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Dollar Notes (or a confirmation of book-entry transfer of such Old Dollar Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:	Area Code and Telephone No.: ( ) -

Name:
(Authorized Signature)	(Please Type or Print)

Address:

Title:

Date:

(Zip Code)

NOTE: DO NOT SEND OLD DOLLAR NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD DOLLAR NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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